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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934


               Date of Report (Date of earliest event reported):

                                 March 29, 2001

                          Lexmark International, Inc.
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             (Exact Name of Registrant as Specified in its Charter)

        Delaware                                      1-14050                                           06-1308215
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(State or other Jurisdiction                        (Commission                                       (IRS Employer
    of Incorporation)                                 File No.)                                    Identification No.)


One Lexmark Centre Drive, 740 West New Circle Road, Lexington, Kentucky    40550
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(Address of Principal Executive Offices)                              (Zip Code)





       Registrant's telephone number, including area code: (859) 232-2000
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Item 9. Regulation FD Disclosure.

         In response to numerous inquiries, on March 29, 2001 the Company reported that it had experienced a disruption in its U.S. distribution system during the quarter ending March 31, 2001. Although the Company's back order situation was higher than usual at various times during the quarter, the Company expects to exit the first quarter at typical back order levels. The Company does not expect this disruption to have a material adverse impact on its earnings for the first quarter.

         Statements contained in this report which are not statements of historical fact are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are made based upon management's current expectations and beliefs concerning future developments and their potential effects upon the Company. There can be no assurance that future developments affecting the Company will be those anticipated by management, and there are a number of factors that could adversely affect the Company's future operating results or cause the Company's actual results to differ materially from the estimates or expectations reflected in such forward-looking statements, such factors including, without limitation, the factors set forth in the Company's Securities and Exchange Commission filings. The Company undertakes no obligation to update any forward-looking statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         LEXMARK INTERNATIONAL, INC.


                                         By: /s/ Gary E. Morin
                                             -----------------------------------
                                             Name: Gary E. Morin
                                             Title: Executive Vice President and
                                             Chief Financial Officer



Date: March 29, 2001